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                                                                   EXHIBIT 5.1

                      [MULDOON MURPHY & FAUCETTE LLP LETTERHEAD]



                              October 25, 2001



HealthExtras, Inc.
2273 Research Boulevard, Second Floor
Rockville, Maryland 20850

         Re:    HEALTHEXTRAS, INC.
                REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      You have requested our opinion concerning certain matters in connection with the filing by HealthExtras, Inc., a Delaware Corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the sale of up to 3,866,598 shares of the Company's common stock, $0.01 par value (the "Shares"), including 845,816 shares issuable upon the exercise of warrants (the "Warrants") by the selling stockholders named in the Registration Statement.

      In connection with your request for our opinion, you have provided to us and we have reviewed the Company's Certificate of Incorporation and Bylaws, each as amended to date, and records of corporate action of the Company as furnished to us by the Company, certificates of representatives of the Company, and such other instruments and documents as we deemed necessary as a basis for our opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents of copies submitted to us as certified or photostatic copies.

      This opinion is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). Consequently, this opinion is subject to the qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and it should be read in conjunction therewith. In addition, the General Qualifications set forth in the Accord apply to the opinion set forth herein. Terms used herein that are defined in the Accord shall have the meanings set forth in the Accord, unless otherwise defined herein.

      Based upon and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the outstanding Shares are, and the Shares when issued upon the exercise of the Warrants in accordance with their terms will be, validly issued, fully paid and nonassessable.


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HealthExtras, Inc.
October 25, 2001
Page 2

      We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement on Form S-3 and to the use of the reference to the name of this firm where it appears in the Registration Statement.

                                            Very truly yours,

                                            MULDOON MURPHY & FAUCETTE LLP

                                            /S/ MULDOON MURPHY & FAUCETTE LLP